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                                                                    EXHIBIT 23.4



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-117559 of MGM MIRAGE of our report dated April 13, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Mandalay Resort Group's adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133," and No. 142, "Goodwill and Other Intangible Assets"), appearing in Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP

Las Vegas, Nevada
August 5, 2004